EXHIBIT 16.1

January 20, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

      Re:

IBI Acquisitions, Inc.

File No. 0-53340

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of IBI Acquisitions, Inc. dated January 19, 2012, for the event that occurred on January 19, 2012 and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Comiskey & Company

PROFESSIONAL CORPORATION

Denver, Colorado